Exhibit 99.1

iTALK INC. NAMES KHURRAM BUKHARI AS DIRECTOR OF MARKETING

Ft. Lauderdale, Florida, April 24, 2013 - iTalk Inc. (OTCQB: TALK) (OTCBB: TALK) ("iTalk" or the "Company") is pleased to announce today that it has named Mr. Khurram Bukhari as its new Director of Marketing. Mr. Bukhari is considered one of the brightest minds in ecommerce, online marketing, and search engine optimization.

"Khurram has extensive experience in all aspects of online marketing including SEO, SEM, affiliate marketing, e-mail marketing, online partnerships, and social media. He is on the cutting edge of the latest trends as they develop and we feel that he will continue to be a driving force in online marketing innovation," stated David F. Levy, Chief Executive Officer of iTalk Inc. "iTalk is in the midst of a mobile communications revolution and we look forward to working with Khurram to take full advantage of this explosive growth opportunity with his unique skills and our innovative products."

Prior to joining iTalk Inc. as Director of Marketing, Mr. Bukhari worked in a similar position with a mobile broadband Internet access provider where he was responsible for expanding affiliate marketing channels and developed strategic relationships that significantly increased revenues. Khurram has also previously worked for FlexOffers.com, an affiliate marketing network where he focused on strategy and business development to capitalize on niche audiences/buyers. He was also previously the Director of Business Development for Friday Media Group, LLC, a UK-based web company operating a large number of general and niche websites across several marketplaces that generated in excess of 10 million visits per month. Khurram was born and raised in Brooklyn, New York, and received a Bachelor of Arts (B.A.) in Political Science from University of South Florida. He is currently enrolled in the M.B.A. program at Nova Southeastern University in Fort Lauderdale, Florida.

ABOUT ITALK

At iTalk, we are a mobile communications company using innovative and disruptive technologies to offer consumers a high quality cellular alternative while severely undercutting all major national carriers. Our lead product is the iTalk Sleeve, which when combined with an iPod Touch, our iTalk mobile app, and our aggressive pricing plans, provides consumers with a No Contract, High Voice Quality, and Lowest Price in the industry alternative to traditional cellular coverage. We will continue to search out and develop innovate products and services that will reduce consumers monthly voice and data charges while providing them with additional functionality. Through our access to an extensive network, we are able to offer nationwide voice and data coverage to 280 million people in more than 12,900 cities.

FOR FURTHER INFORMATION REGARDING ITALK INC., CONTACT:

ITALK INC. - INVESTOR RELATIONS DEPT.
(888) 663-9925 (Toll-free) E-mail: investor@italkmobility.com Website: www.italkmobility.com

DISCLAIMER/SAFE HARBOR: Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic.